Exhibit 10.2
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                                AMENDMENT TO THE
                          UNION ACCEPTANCE CORPORATION
                            1999 INCENTIVE STOCK PLAN



         The undersigned, Secretary of Union Acceptance Corporation, hereby certifies that, by action of the Board of Directors, effective February 23, 2001, Article IV of the Union Acceptance Corporation 1999 Incentive Stock Plan was amended to read as follows:

                  "4. Stock Subject to the Plan. A total of 900,000 shares of Common Stock of the Company shall be reserved for issuance pursuant to Awards granted under the Plan. Such reserved shares may be authorized but unissued shares or treasury shares of the Company. Subject to Section 8 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate or be surrendered for any reason without having been exercised in full, or if an award of restricted shares shall be forfeited, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available
         for  other  options  under  the  Plan.   Notwithstanding  the
         forgoing, no Awardee shall be granted more than 400,000 shares of Common Stock under the Plan."


EXECUTED, this 9th day of March, 2001.


                                                /s/ Leeanne W. Graziani
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                                                Leeanne W. Graziani, Secretary